SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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LOUDEYE CORP.
(Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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On August 8, 2006, the following letter was sent to all employees of Loudeye Corp., and its subsidiaries:

August 8, 2006
Loudeye Nokia Merger
Nokia and Loudeye today announced they had entered into a merger agreement pursuant to which Nokia will acquire 100% of the stock in Loudeye in a cash transaction valued at approximately $60 million. Consummation of the agreement is subject to Loudeye stockholders’ approval, regulatory approvals and other completion conditions. We anticipate that the approval process will take a few months after which OD2 will become a fully owned subsidiary of Nokia.
We in the OD2 board believe that the deal represents a fantastic opportunity to become part of what is destined to be one of the leading global forces in digital music.
Nokia’s strategy is to develop a compelling mobile music experience consisting of devices, content and the ability to purchase digital music. Music is a highly strategic area for Nokia and specifically for the Nokia NSeries multimedia computers, including the Nokia N91, which has set new levels of innovation and functionality combining 4GB of music storage and playback with a state-of-the-art multimedia computer and phone functionality.
Nokia is not only the world’s largest manufacturer of mobile phones, but also the world’s largest manufacturer of digital music players. In 2006 Nokia targets to sell more than 80 million music enabled mobile phones. Assuming the acquisition is finalized during Q4 2006, Nokia expects to launch a comprehensive music experience during 2007 — including devices, applications and the ability to purchase music.
Over the last 6 years we have all built a business that will enable Nokia to deliver their very ambitious plans. There are numerous reasons for Nokia to buy OD2: We have a world leading platform, an unrivalled collection of rights holder’s licenses, and a great client base. In addition, we possess expertise in the digital music business that collectively is extremely valuable to Nokia. The two businesses fit very well together; they are highly complementary. Most importantly, we have an extraordinary team of dedicated employees. Nokia’s leadership team looks forward to working with the OD2 team once the deal is finalised!

OD2 was a pioneer in the development of the European download market and is now a market leader with over 60 retail services selling across more than 20 territories in Europe, South Africa, Australia and New Zealand. Nokia intends to maintain OD2’s existing retail relationships and invest in developing world class music downloads services.
I should emphasise that until Loudeye shareholder approval is obtained and other closing conditions satisfied, OD2/Loudeye remains an independent NASDAQ quoted company. As such, OD2/Loudeye will continue to operate to existing plans on a “business as usual” basis until the transaction is consummated.
Finally, I want to reassure you that Nokia values the skills of our team very highly and plans to invest in growing the team and strengthening the business. In the meantime, I would ask you to stay focused on delivering our existing plans and continuing to operate with the OD2 spirit of innovation, entrepreneurialism and getting things done.

Best regards,

Ed Averdieck
Managing Director OD2 Ltd.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Loudeye has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to Loudeye stockholders. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Loudeye with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Loudeye by going to Loudeye’s corporate website at www.loudeye.com or by contacting: Investor Relations, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.
     Loudeye and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Loudeye’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC with respect to Loudeye’s 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.

On August 8, 2006, the following letter was sent to customers of Loudeye’s OD2 digital media store services:

August 8, 2006
Re: Loudeye-Nokia Merger
Today Nokia and Loudeye announced they had entered into a merger agreement pursuant to which Nokia will acquire 100% of the stock in Loudeye in a cash transaction valued at approximately $60 million. Consummation of the transaction is subject to Loudeye stockholders’ approval, regulatory approvals and other completion conditions. We anticipate that the approval process will take a few months, after which Loudeye will become a fully owned subsidiary of Nokia.
Nokia’s strategy is to develop a compelling mobile music experience consisting of devices, content and the ability to purchase digital music. Music is a highly strategic area for Nokia and specifically for the Nokia Nseries multimedia computers, including the Nokia N91, which has set new levels of innovation and functionality combining 4GB of music storage and playback with a state-of-the-art multimedia computer and phone functionality.
Nokia is not only the world’s largest manufacturer of mobile phones, but also the world’s largest manufacturer of digital music players. In 2006 Nokia targets to sell more than 80 million music enabled mobile phones. Assuming the acquisition is finalized during Q4 2006, Nokia expects to launch a comprehensive music experience during 2007 — including devices, applications and the ability to purchase music.
OD2 is one of the most established names in digital music. Founded in 2000, OD2 was a pioneer in the development of the global download market, and is now a market leader with over 60 retailers selling across 20 territories in Europe, South Africa, Australia and New Zealand. Nokia intends to maintain all OD2’s existing retail relationships and invest in developing world class music downloads services for OD2 clients.
Until Loudeye shareholder approval is obtained and other closing conditions satisfied, Loudeye remains an independent NASDAQ quoted company. As such, Loudeye will continue to operate according to existing plans on a “business as usual” basis until the time the transaction is consummated.

Nokia values the close relationships that OD2 has with you and plans to build to deepen these relationships over the coming years. As we approach the closing of the transaction, I would like to discuss in much greater detail the exciting opportunities presented.
In the meantime, please send me any questions you may have and I will try to answer them the best I can. Thank you for your continued support in our business.
Best regards,
Ed Averdieck, Managing Director
On Demand Distribution Limited (“OD2”)
A Loudeye Company
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Loudeye has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to Loudeye stockholders. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Loudeye with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Loudeye by going to Loudeye’s corporate website at www.loudeye.com or by contacting: Investor Relations, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.
     Loudeye and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Loudeye’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC with respect to Loudeye’s 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.

On August 8, 2006, the following letter was sent to the major recorded music companies and numerous independent record labels:

August 8, 2006
Loudeye Nokia Merger
Today Nokia and Loudeye announced they had entered into a merger agreement pursuant to which Nokia will acquire 100% of the stock in Loudeye in a cash transaction valued at approximately $60 million. Consummation of the agreement is subject to Loudeye stockholders’ approval, regulatory approvals and other completion conditions. We anticipate that the approval process will take a few months after which Loudeye will become a fully owned subsidiary of Nokia.
Nokia’s strategy is to develop a compelling mobile music experience consisting of devices, content and the ability to purchase digital music. Music is a highly strategic area for Nokia and specifically for the Nokia Nseries multimedia computers, including the Nokia N91, which has set new levels of innovation and functionality combining 4GB of music storage and playback with a state-of-the-art multimedia computer and phone functionality.
Nokia is not only the world’s largest manufacturer of mobile phones, but also the world’s largest manufacturer of digital music players. In 2006 Nokia targets to sell more than 80 million music enabled mobile phones. Assuming the acquisition is finalized during Q4 2006, Nokia expects to launch a comprehensive music experience during 2007 — including devices, applications and the ability to purchase music.
OD2 is one of the most established names in digital music. OD2 was a pioneer in the development of the global download market and is now a market leader with over 60 retailers selling across 20 territories in Europe, South Africa, Australia and New Zealand. Nokia intends to maintain all Loudeye’s existing retail relationships and invest in developing world class music downloads services.
Until Loudeye shareholder approval is obtained and other closing conditions satisfied, Loudeye remains an independent NASDAQ quoted company. As such, Loudeye will continue to operate according to existing plans on a “business as usual” basis until the time the transaction is consummated.
Nokia values the close relationships that Loudeye has with you and plans to build on deepening these relationships over the coming years. As we approach the closing of the transaction, I would like to discuss in much greater detail the exciting opportunities for digital music development that Loudeye’s merger with the Nokia will offer.
In the meantime, please send me any questions you may have and I will try to answer them the best I can. Thank you for your continued support in our business.

Best regards, Ed Averdieck, Managing Director On Demand Distribution Ltd (“OD2”) A Loudeye Company
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Loudeye has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to Loudeye stockholders. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Loudeye with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Loudeye by going to Loudeye’s corporate website at www.loudeye.com or by contacting: Investor Relations, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.
     Loudeye and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Loudeye’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC with respect to Loudeye’s 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.